Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS International Fund, Inc. on Form N-1A ("Registration Statement") of our reports dated December 19, 2007, December 20, 2007 and December 21, 2007 relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of DWS Emerging Markets Equity Fund, DWS Latin America Equity Fund and DWS Europe Equity Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" "Independent Registered Public Accounting Firm and Reports to Shareholders" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2008